UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2020 (September 17, 2020)

CITRINE GLOBAL, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55680	68-0080601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hamelacha St., Tel Aviv, Israel	6721503
(Address of Principal Executive Offices)	(Area Code)

+ (972) 73 7600341

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CTGL	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Pursuant to the share exchange agreement reported on Form 8-K dated June 1, 2020, the Registrant issued 2,143,470 shares of the Registrant to Intelicanna Ltd on September 17, 2020, and Intelicanna Ltd issued 619,589 shares of Intelicanna Ltd to the Registrant on September 21, 2020. The process of depositing the 619,589 shares of Intelicanna Ltd in a bank or broker account according to the Registrant’s instructions is in its final stages.

Intelicanna is a publicly traded medical cannabis company based in Israel. It has obtained all regulatory approvals needed to operate in Israel, including from the Medical Cannabis Unit in the Israeli Ministry of Health. Recently Intelicanna reported collaboration with Neopharm Group, which is engaged in the research, development, production, marketing, sales and distribution of a variety of products and services in the field of healthcare in Israel and in dozens of countries around the world. The joint activity will include the marketing and sale of medical cannabis products through a trading house and pharmacies owned by Neopharm Group as well as directly to customers.

As reported on Form 8-K on June 29, 2020, Citrine Global has also entered into a loan and a services agreement with Intelicanna Ltd, which were signed on June 25, 2020. Citrine Global, directly and via its wholly owned Israeli subsidiary, CTGL - Citrine Global Israel Ltd., intends to continue supporting Intelicanna’s expansion plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrine Global, Corp.

By:	/s/ Ora Elharar Soffer
Name:	Ora Elharar Soffer
Title:	Chairperson of the Board and CEO

Date: October 6, 2020